UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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F & M BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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F & M BANK CORP.
Timberville, Virginia

Notice of Annual Meeting of Shareholders
To the Shareholders of F & M Bank Corp.

The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, May 13, 2017, at 5:30 P.M. at Broadway High School, Broadway, Virginia, for the following purposes:

1.	Election of three directors, John N. Crist, Daniel J. Harshman and Dean W. Withers, each for a three-year term expiring in 2020.

2.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for 2017.

3.	An advisory vote to approve the compensation of the Corporation's named executive officers disclosed in the Proxy Statement.

4.	Transaction of such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Only shareholders of record at the close of business on March 8, 2017 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may amend your proxy at any time prior to the closing of the polls at the meeting.

By Order of the Board of Directors

April 13, 2017	/s/ Larry A. Caplinger
Larry A. Caplinger
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 13, 2017.

The proxy statement and the Company's 2016 annual report on Form 10-K are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=1017974&GKP=203204

F & M BANK CORP.
P. O. Box 1111
Timberville, Virginia 22853

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, May 13, 2017 at 5:30 P.M. at Broadway High School, Broadway, Virginia, and at any adjournments thereof (the Annual Meeting). The principal executive offices of the Company are located at 205 South Main Street, P. O. Box 1111, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 13, 2017.

The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any record holder signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. If your shares are held by a brokerage house or nominee, please follow the instructions delivered with the notice from your broker or nominee or contact your broker or nominee for instructions on how to change or revoke your vote.

An Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

Interested shareholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, upon written request to Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.

OUTSTANDING SHARES AND VOTING RIGHTS

Only common shareholders of record at the close of business on March 8, 2017 will be entitled to vote at the Annual Meeting. As of March 8, 2017, the Company had outstanding 3,293,126 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. On the record date, the Company had outstanding 327,350 shares of the Company's 5.10% Series A Noncumulative Mandatorily Convertible Preferred Stock, $5.00 par value per share, having a liquidation preference of $25.00 per share (the series A Preferred Stock). The Series A Preferred Stock do not have a right to vote on the matters to be voted on at the Annual Meeting.

A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees on behalf of beneficial owners (Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting, and the auditors will be ratified and the advisory vote to approve the compensation of the named executive officers will be approved by a majority of the votes cast by shareholders at the Annual Meeting. Broker shares may not be cast in the election of directors or advisory vote on executive compensation without instruction from the beneficial owner of the shares. Votes that are withheld or abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast and will not have any effect on the outcome of any of the matters at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 8, 2017, by each of the Company's directors and nominees, each of the executive officers named in the "Summary Compensation Table" below and all of the Company's directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

The address for each of the individuals listed in the table is in care of the Company, P. O. Box 1111, Timberville, Virginia 22853.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Edward Ray Burkholder	243	*

Larry A. Caplinger	200,891[3]	6.10%

John N. Crist	24,256[4]	*

Ellen R. Fitzwater	9,132[5]	*

Daniel J. Harshman	733[6]	*

Neil W. Hayslett	197,525[7]	6.0%

Richard S. Myers	17,542[8]	*

Michael W. Pugh	13,952[9]	*

Christopher S. Runion	4,413[10]	*

Ronald E. Wampler	27,705[11]	*

Dean W. Withers	35,691[12]	1.1%

Directors and executive officers as a group (11 persons)	341,812[13]	10.4. %

__________________________

*Less than one percent (1%).

1Numbers rounded to next whole share.

2Based on 3,293,126 shares of common stock issued and outstanding on March 8, 2017.

3Includes 2,331 shares owned directly, 5,630 shares owned jointly with his spouse, 545 shares indirectly held for Mr. Caplinger's children, 1,114 shares in Mr. Caplinger's Traditional IRA, 1,000 shares in Mr. Caplinger's Deferred Compensation Plan and 190,271 shares owned by the Company's Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.

4Includes 11,677 shares owned directly, 1,439 shares owned by Mr. Crist's IRA, 140 shares owned by Mr. Crist's Roth IRA, 11,000 shares owned by his personal 401(k) plan.

5Includes 3,204 shares owned directly, 4,572 shares owned jointly with her spouse, 674 shares owned by Mrs. Fitzwater's husband's traditional IRA and 682 shares owned by Mrs. Fitzwater's traditional IRA.

6Includes 600 shares owned directly and 133 shares owned jointly with his spouse.

7Includes 1136 shares owned directly, 118 shares owned jointly with Mr. Hayslett's children, 6000 shares held by Mr. Hayslett's Non-Qualified Deferred Compensation Plan and 190,271 shares owned by the Company's Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

8Includes 4,800 shares owned directly and 12,742 shares owned by Mr. Myers' IRA.

9Includes 755 shares owned directly, 642 shares owned jointly with his spouse, 1,482 shares held by a simplified employee plan for Mr. Pugh's benefit, 4500 shares owned jointly with Mr. Pugh's mother, 4500 shares owned jointly by Mr. Pugh's mother and brother and 2073 shares held in Mr. Pugh's mother's account over which he has trading authority.

10Includes 1,061 shares owned directly, 400 shares owned jointly with his spouse, 500 shares held by Mr. Runion's Non-Qualified Deferred Compensation Plan and 2,452 shares held in Mr. Runion's IRA.

11Includes 21,205 shares owned directly, 6,000 shares held by Mr. Wampler's Non-Qualified Deferred Compensation Plan, and 500 shares owned by his spouse.

12Includes 4,563 shares owned directly, 3,867 shares owned by Mr. Withers' Traditional IRA, 576 owned by Mr. Withers' Roth IRA, 15,000 shares held by Mr. Withers' Non-Qualified Deferred Compensation Plan, 9,714 shares allocated to Mr. Withers in the Company's Stock Bonus Plan and 1,971 shares owned by his spouse.

13Includes 190,271 shares owned by the Company's Stock Bonus Plan over which Neil Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of March 8, 2017, unless otherwise noted, regarding the number of shares of Common Stock beneficially owned by all persons known by us who own, or will own under certain conditions, five percent or more of our outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Wellington Management Group LLP Ithan Creek Master Investors (Cayman) L.P. c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	224,121[2]	6.69%
Larry A. Caplinger P. O. Box 1111 Timberville, VA 22853	200,891[3]	6.10%
Neil W. Hayslett P. O. Box 1111 Timberville, VA 22853	197,525[4]	6.00%
1Based on 3,293,126 shares of common stock issued and outstanding on March 8, 2017.
2In filings on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017, Ithan Creek Master Investors (Cayman) L.P., Wellington Management Group, LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP each reported beneficial ownership, including shared voting and dispositive power with respect to 224,121 shares of our common stock. This amount includes 143,400 shares of common stock and 72,650 shares of preferred stock that is convertible at the option of the holder into 80,721 shares of common stock.
3Includes 2,331 shares owned directly, 5,630 shares owned jointly with his spouse, 545 shares indirectly held for Mr. Caplinger's children, 1,114 shares in Mr. Caplinger's Traditional IRA, 1,000 shares in Mr. Caplinger's Deferred Compensation Plan and 190,271 shares owned by the Company's Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.
4Includes 1136 shares owned directly, 118 shares owned jointly with Mr. Hayslett's children, 6000 shares held by Mr. Hayslett's Non-Qualified Deferred Compensation Plan and 190,271 shares owned by the Company's Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2016, all filing requirements applicable to its officers and directors were complied with.

PROPOSAL ONE ELECTION OF DIRECTORS

The term of office for the current Class C directors expires at the Annual Meeting. The Board has nominated such directors, namely John N. Crist, Daniel J. Harshman and Dean W. Withers, for reelection, for a three-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

The Board recommends that you vote FOR the election of the Class C director nominees set forth in the Proxy Statement.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name and Age	Director Since	Principal Occupation During the Last Five Years

Director Nominees

CLASS C DIRECTORS
(to serve until the 2020 annual meeting of shareholders)

John N. Crist (67)	2001
Attorney, Partner in Hoover Penrod PLC. John is a graduate of Virginia Tech and Marshall-Wythe School of Law, College of William and Mary. He has been an attorney practicing in the Harrisonburg area since 1976 with heavy emphasis on real estate and estate matters. He was appointed by the Judges of the Circuit Court of Rockingham County to a second four (4) year term as Commissioner of Accounts for Harrisonburg/Rockingham County beginning January 1, 2017 after serving as Assistant Commissioner from 2000 to 2012. In this position, he is charged with auditing fiduciary accountings for estates, trusts and foreclosures. He is a member of the Virginia State Bar and has served as President and Secretary/Treasurer of the local bar association, is an Owner-Director of Virginia/Valley Title Agency, Inc. since 1988, and served as a director of First Citizens Bank & Trust Advisory Board from 1997 to 2000. He also serves as Chairman of the Board of VBS Mortgage, on the Company's Augusta County Advisory Board and Valley Southern Title. John's skills and experience as a partner in Hoover Penrod PLC as well as his time on the advisory board of another financial institution make him uniquely qualified to serve the Company in areas including corporate governance and real estate law.

Daniel J. Harshman (65)	2001
Mayor of the Town of Edinburg since 1992 and serving as its Town Manager from 1996 until 2010. Dan Harshman graduated from Virginia Commonwealth University. He has opened and operated a home accessory and gift shop, owned and operated the Spring House Restaurant in Woodstock, VA, purchased and renovated six older homes to preserve the historic properties in the town and has sold all but one. He has been involved in Town Government since 1985 serving in numerous capacities in addition to Mayor and Town Manager; he continues to be responsible for the preparation of Edinburg's annual budget and oversight of all functions of the Town including a Police Department, Public Works, Water Treatment Facility and Waste Water Treatment Facility. He also serves on the Shenandoah County Tourism Council, is Treasurer of the Edinburg Heritage Foundation, serves on the Management Committee for Shenandoah County Artisan Trail and is sole trustee of his church's preservation trust managing funds in the mid six figures. Dan Harshman's skills and experience as a small business owner, town manager and mayor benefit the Company in his understanding of business operations, supervision and local ordinances

Dean W. Withers (60) President and CEO	2004
President and CEO of the Bank since May 2004; Executive Vice President of the Bank from Jan. 2003 to May 2004; Vice President of the Bank from 1993 to 2003. Dean has thirty-eight years of banking experience including thirteen years as President/CEO of Farmers & Merchants Bank. He graduated from James Madison University and Graduate School of Banking at LSU. He also serves as a director of VBS Mortgage and Valley Southern Title. During the past five years, he has served as a director in the Virginia Association of Community Banks, Virginia Bankers Association Benefits Corporation and Rockingham Memorial Hospital Foundation. Dean Withers' education, experience and skills as President and CEO and former commercial lender benefit the Company through his understanding of bank operations, corporate governance and lending.

Directors Continuing in Office

CLASS A DIRECTORS
(to serve until the 2018 annual meeting of shareholders)

Ellen R. Fitzwater (70)	1999
Chairperson of the Board of the Bank and Company since January 2017, Vice Chairperson of the Board of the Bank and the Company from September 2010 to December 2016. Partner/Financial Manager of F & R Leasing, L.L.C since June 2000. Ellen Fitzwater has 33 total years of experience through employment at five corporate entities under the parent company of Rocco, Inc. She held the position of corporate controller and supervised the accounting staff at four corporations. She also has 21 years of self-employed experience in computer accounting system conversions and implementations for small business clients. Her skills include financial report preparation, accounting system setup for small businesses both manual and computerized, various internal auditing functions, education and training classes for clients and computer accounting software problem solving. She has also been a 50% owner and financial manager of her own business for over 31 years. She has been serving as a director at VBS Mortgage since 2009. Ms. Fitzwater's experience as both a small business owner and corporate accountant have helped her develop skills and expertise that benefit the Company through her understanding of internal control procedures, accounting processes and systems.

Richard S. Myers (69)	1988
President of Dick Myers Chrysler-Dodge-Jeep, Inc. Richard Myers has been in the automobile business for four decades. The skills he learned over these four decades include relationships with the public and employees as well as dealing with big business (General Motors and Chrysler). The Board feels this has qualified him to know what to look for on the financial side, dealing with banks and lending institutions, the management of cash, accounts receivable and payable, expenses and how they impact the bottom line and all of the other day to day operations it takes to make a dealership operate. These skills benefit the Company based on his expertise in the areas of sales leadership, public relations and corporate finance. With the Bank's Indirect Dealer Division, his expertise is a valuable asset to the Bank.

Ronald E. Wampler (69)	1991
Partner in Dove Ohio Farms, L.L.C. and WWTD Ohio Farms L.L.C. since 1989. Mr. Wampler has operated and managed a farm for over 30 years. He has also been involved in numerous trade and civic organizations and has held leadership roles in many organizations involving business plans. Mr. Wampler's skills and experience in farming operations benefit the company through his understanding of customer service and the agri-business industry.

CLASS B DIRECTORS
(to serve until the 2019 annual meeting of shareholders)

Edward Ray Burkholder (43)	2015
Executive Senior Vice President of Balzer and Associates, Inc. since 2012. He holds a Bachelor of Landscape Architecture from Virginia Tech. In 2000 acquired his Virginia State Professional Certification in Landscape Architecture. Mr. Burkholder has held many positions within the firm since 1997. In 2003, he opened a branch office in Staunton, VA after working in the Richmond market for 7 years. Key roles involve master planning, land development consulting, rezoning, highest and best use land analysis and studies, overseeing local and regional land development projects, and corporate management as a director of the Board. For the past 5 years, he either has served or is serving as a director for Victory Worship Center, Staunton Rotary, and Augusta Home Builders Association. Other memberships include the Virginia Economic Development Association, Shenandoah Valley Partnership, Augusta Chamber of Commerce and an advisor for Augusta Habitat for Humanity. Mr. Burkholder was originally recommended for election to the Board by the Corporate Governance Committee. Mr. Burkholder's experience benefits the company due to his vast diversity of land development projects and understanding of local and state land use regulatory requirements.

Larry A. Caplinger (64)	2012
Executive Vice President and Chief Lending Officer of the Bank and the Company since November 2007. Prior to that time, he served as Senior Vice President of the Bank from May 1990 until November 2007 and Senior Vice President of the Company from April 2002 until November 2007. Larry has held a number of positions with the bank over his 45-year career with the Company. He graduated from Blue Ridge Community College with an associate degree in accounting. Larry is also a graduate of Virginia Bankers Association School of Bank Management and the ABA Agricultural Lending School. He has completed various classes from American Institute of Banking. He serves as Secretary to the F&M Bank Corp. Board and as a director of VBS Mortgage and Valley Southern Title. Mr. Caplinger is a Life Member of the Timberville Volunteer Fire Department. His education, skills and experience as Executive Vice President and Senior Loan Officer benefit the Company through his understanding of the agri-business industry, lending and bank operations.

Michael W. Pugh (62)	1994
President of Old Dominion Realty, Inc. and Vice President of Colonial Appraisal Service, Inc. Mr. Pugh has been President of Old Dominion Realty, Inc. for 41 years. He was issued a Virginia Certified General Appraisal license in 1992, a Virginia real estate broker's license in 1976 and a West Virginia real estate broker's license in 1982. He has completed numerous classes and certifications related to the real estate field. He has served as a director in the following entities during the past 5 years. Bridgewater Health Care Inc., Bridgewater Retirement Community, Bridgewater Home, Inc., Harrisonburg-Rockingham Chamber of Commerce, Harrisonburg-Rockingham Association of Realtors, Bankers Title Shenandoah, VBS Mortgage, Valley Southern Title, Old Dominion Realty, Inc. and Colonial Appraisal Service, Inc. Mr. Pugh's skills and experience relating to real estate sales, development and appraisals benefit the Company in evaluating real estate investments and collateral values for real estate loans.

Christopher S. Runion (58)	2010
President of Eddie Edwards Signs, Inc. and managing member of Heifer Investments, L.L.C. Mr. Runion has served in these capacities for over 25 years. He holds a Bachelor of Science – Accounting from Virginia Polytechnic Institute and State University and a Masters – Business Administration from James Madison University. He is serving or has served as a director in the following entities during the past 5 years: Shenandoah Valley Economic Education, Inc., Rotary Club of Harrisonburg, Lantz Construction Company, Rockingham Mutual Insurance Companies, and Rockingham Development Corporation. Mr. Runion is a former member of the Rockingham County Planning Commission. He has also been involved in farming his entire life. Mr. Runion's education, skills and experience relating to commercial and institutional business activity benefit the Company in evaluating various business opportunities and scenarios.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company's business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Leadership

The Board of Directors is made up of ten members, including eight outside directors, the President/CEO and the Executive Vice President/Chief Lending Officer. The Board leadership structure includes the Chairman of the Board and Vice Chairman of the Board, neither of whom serve as the principal executive officer of the Company. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company's shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the company's day-to-day operations.

Risk Oversight

The Board has appointed several committees including Audit, Asset/Liability (ALCO), Operational Risk and Corporate Governance. In addition to the Board's overall policy making authority and risk management responsibilities, these committees are delegated authority with respect to their various areas of operation. One area of significant risk to financial institutions revolves around the risks associated with the monitoring of existing and proposed loan relationships. The board receives a number of monthly and quarterly reports that assist in tracking and mitigating lending risk. The Board has also established an Executive Loan Committee which convenes periodically, either in person or telephonically to consider new loan requests.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers of the Company and the Bank. This document covers the Company's Chief Executive Officer, Chief Financial Officer and the Chief Administrative Officer. The Code of Ethics states that the Senior Financial Officers are expected to conduct business and act in an honest and ethical manner; provide full, fair, accurate, timely and understandable financial reports; report any significant deficiencies in the Company's internal controls over financial reporting; may not use corporate property, information, or position for improper personal gain or compete with the Company; endeavor to protect the Company's assets and ensure their efficient use; and respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. It is available upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA  22853.

Independence of Directors

The Board of Directors in its business judgment has determined that the following eight of its ten members are independent as defined by the listing standards of the Nasdaq Stock Market ("Nasdaq"): Edward Ray Burkholder, John N. Crist, Ellen R. Fitzwater, Daniel J. Harshman, Richard S. Myers, Michael W. Pugh, Christopher S. Runion and Ronald E. Wampler. In reaching this conclusion, the Board considered that we and our subsidiary entities provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Our Board of Directors has established standards under which we view the following as impairing a director's independence:

	a director who is or at any time during the past three years was our employee, or whose immediate family member is or at any time during the past three years was an executive officer;


a director who received, or whose immediate family member received, more than $120,000 per year in direct compensation from us during any period of twelve consecutive months within the past three years, other than director and committee fees and pension or other forms of deferred compensation for prior service;


a director who is or at any time during the past three years was affiliated with or employed by, or whose immediate family member is or at any time during the past three years was affiliated with or employed in a professional capacity by, our present or former internal or external auditor;


a director who is employed, or whose immediate family member is employed, as an executive officer of another company where at any time during the past three years any of our executives served on that company's compensation committee; and


a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other company's consolidated gross revenues.

While we conduct business with several of our directors, including Edward Ray Burkholder (engineering expertise), John Crist (legal services), Michael Pugh (real estate appraisal services and sales), Christopher Runion (signage) and Richard Myers (automobile purchases and servicing), the total amounts paid to the entities with which our directors are affiliated are significantly less than the thresholds outlined above. Directors Withers and Caplinger are not considered independent due to their current employment by the Company. Other than those described above and under "Certain Relationships and Related Transactions," the Board of Directors did not consider any transactions, relationships or arrangements in determining director independence.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors of the Company in 2016.  Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2016. The Board of the Bank, which met 12 times in 2016, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

The Company has an Audit Committee. The Company does not have a standing Nominating Committee. The Company does not have a standing Compensation Committee; however, the Bank has a Compensation Committee. Since compensation is paid through the Bank, the Bank's Compensation Committee evaluates compensation policies and makes recommendations to the Company's Board. These recommendations are considered for approval by the independent directors of the Company. Other standing committees for the Bank include the ALCO Committee, Corporate Governance Committee and Building Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibility to the shareholders relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors and the performance of the internal audit function.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee which was included in the 2016 Proxy Statement.

The members of the Audit Committee are Ellen R. Fitzwater, Daniel J. Harshman, Christopher S. Runion and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by the Securities and Exchange Commission and the listing standards of Nasdaq.  The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Ms. Fitzwater qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met five times in 2016. For additional information regarding the Audit Committee, see "Audit Information-Audit Committee Report" on pages 17 and 18 of this Proxy Statement.

Compensation Committee

The independent directors of the Company's Board of Directors act as the Company's Compensation Committee. The Board receives compensation recommendations from the Bank's Compensation Committee, which reviews executive officer's performance and compensation and reviews and sets guidelines for compensation of all employees. All recommendations of the Bank's Compensation Committee relating to the compensation of our executive officers are reported to the Company's Board of Directors for approval by the independent directors. There is no Compensation Committee Charter.

The members of the Bank's Compensation Committee are Ronald E. Wampler, Edward Ray Burkholder, Daniel J. Harshman, Richard S. Myers and Michael W. Pugh, all of whom the Board in its business judgment has determined are independent as defined by the Securities and Exchange Commission and the listing standards of Nasdaq. The Compensation Committee met three times in 2016.

Director Nomination Process

The Company currently does not have a standing nominating committee. The entire Board performs the functions of a nominating committee. The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors (as that term is defined by Nasdaq's listing standards) and has the time and resources to perform the function of selecting board nominees. The President/CEO and the Executive Vice President, as management directors, abstain from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company's Articles of Incorporation and Bylaws, but does not have a separate charter related to the nomination process.

Should a vacancy occur on the Board of Directors of the Company, the Board would look to the Corporate Governance Committee's list of director qualifications (listed below) and consider these qualifications in developing a pool of potential nominees from the communities served by the Company. The Board would then appoint the candidate who was best qualified following discussions among the independent directors. The Board also considers potential nominees submitted by shareholders.

The Company's independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
	The prospective nominee's standards of integrity, commitment and independence of thought and judgment;

The prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders by providing the Company with timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2018 annual meeting, the notice must be received within the time frame set forth in "Shareholder Proposals" on page 19 of this Proxy Statement. To be in proper form, the notice must include each nominee's written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the Company's Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA  22853.

While the Company does not have a diversity policy, we consider diversity of the Board based on a number of factors including the geographic locations of potential directors within our branch network, educational background and work experience.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2016 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA  22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The following table shows the compensation earned by each of the non-employee directors during 2016. Compensation earned by Mr. Withers and Mr. Caplinger for service as a director is referenced in the Summary Compensation table below. Compensation included meeting fees, retainers and bonuses.

DIRECTOR COMPENSATION
Fiscal Year 2016

Name	Fees Earned Or Paid in Cash ($)	Total ($)

Edward Ray Burkholder	32,150	32,150

John N. Crist	35,500	35,500

Ellen R. Fitzwater	38,000	38,000

Daniel J. Harshman	37,100	37,100

Richard S. Myers	34,600	34,600

Michael W. Pugh	35,200	35,200

Christopher S. Runion	36,800	36,800

Ronald E. Wampler	36,500	36,500

All directors of the Company, who are also directors of the Bank, received $1,000 for each board meeting attended, $300 for each ALCO, Operational Risk and Corporate Governance Committee meeting attended, $400 for each Compensation Committee meeting attended and $500 for each Audit Committee meeting attended. Since the Company and Bank board meetings are held on the same day, members are only paid one fee of $1,000 for their attendance at the combined meeting. In addition to meeting fees, each director received a quarterly retainer of $4,000 to compensate for time spent on bank-related activities outside normal meeting structure. Each Director also received a bonus of $5,000 for 2016 which was paid in 2017. Directors receive no other benefits. The Audit Committee is a Company committee. All other committees are Bank committees.

Executive Officers Who Are Not Directors

Neil W. Hayslett, 55, has served as Executive Vice President and Chief Administrative Officer of the Bank and the Company since June 2013 and Executive Vice President/Chief Financial Officer from November 2007 until June 2013. Prior to that time, he served as Senior Vice President and Chief Financial Officer of the Bank and the Company from January 2003 until November 2007 and served as Vice President and CFO from October 1996 to January 2003.

Stephanie E. Shillingburg, 55, has served as Executive Vice President/Chief Banking Officer since July 2016, Executive Vice President/Chief Retail Officer from June 2013 until July 2016, Senior Vice President/Branch Administrator from February 2005 until June 2013. She also served as Vice President/Branch Administrator from March 2003 until February 2005 and as Branch Manager of the Edinburg Branch from February 2001 until March 2003.

Carrie A. Comer, 46, has served as Senior Vice President and Chief Financial Officer of the Company and F&M Bank since June 24, 2013. Ms. Comer served as Vice President and Controller of F&M Bank from March 2009 to June 2013. From December 2005 to March 2009, Ms. Comer served as Assistant Vice President and Controller of F&M Bank.

EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table below sets forth the compensation of the Company's named executive officers for all services rendered to the Company and the Bank for 2016. None of our executive officers are covered by employment agreements. See the Summary of Compensation Policies on pages 13 - 15 of this Proxy Statement for further information regarding how salaries and bonuses are established.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)
Dean W. Withers President & CEO	2016 2015	315,000 295,500	107,100 91,605	77,768 78,029	499,868 465,134

Larry A. Caplinger Executive Vice President & Senior Loan Officer	2016 2015	215,000 204,000	70,950 59,160	72,468 67,132	358,418 330,292

Neil W. Hayslett Executive Vice President & Chief Administrative Officer	2016 2015	250,000 215,000	85,000 66,650	40,193 36,215	375,193 317,865
1The amounts in this column represent non-equity incentive plan compensation pursuant to the Executive Incentive Plan approved for the year listed; however, the actual payments were not made until after the end of each year.
2The amounts in this column are detailed in the table titled "All Other Compensation" below.

ALL OTHER COMPENSATION TABLE

Name	Year	401(k) Company Match	Company ESOP Contribution[1]	Company Deferred Compensation Contribution[2]	Life Insurance Premiums[3]	Director Fees	Total ($)
Dean Withers	2016 2015	6,471 9,275	11,478 10,943	23,129 23,058	1,490 1,253	35,200 33,500	77,768 78,029

Larry Caplinger	2016 2015	9,275 8,145	11,478 9,703	15,787 15,918	1,028 866	34,900 32,500	72,468 67,132

Neil Hayslett	2016 2015	9,275 8,530	11,478 10,042	18,356 16,777	1,084 866	-- --	40,193 36,215
1The Company has established an Employee Stock Ownership Plan that covers all eligible full and part time employees, including the executive officers. The plan serves as a long-term incentive for employees to promote the achievement of goals which create value for our shareholders. See Summary of Compensation Policies on pages 13 - 15 of the Proxy Statement for further details.
2The Company has established a nonqualified deferred compensation plan for the benefit of our directors and certain employees, including the executive officers, to defer receipt of salary or bonus payments. See Summary of Compensation Policies on pages 13 - 15 of the Proxy Statement for further details.
3The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any equity or non-equity incentive plans. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2016.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA) for all full-time employees hired before April 1, 2012. The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be determined based on a participant's credited service, earnings and the benefit formula as described in the plan's adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. Mr. Caplinger, Mr. Withers and Mr. Hayslett are currently eligible for early retirement. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan's adoption agreement).

Severance Benefits

In 1996, the Company and the Bank adopted a change in control severance plan that became effective July 1, 1996. The plan covers employees designated by the Company's Board of Directors, including Mr. Withers, Mr. Caplinger, and Mr. Hayslett.

Under the plan, a "covered termination" is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within seven days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

In the event of a covered termination, a covered employee will be entitled to the following severance benefits: (i) continuation of the employee's base pay (as defined in the plan) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer's regular contribution towards that coverage, under the employer's health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car that the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.

The following table indicates estimated benefits of a covered termination.

Estimated Current Value of Change in Control Benefits
(as of December 31, 2016)

	Severance Amount[1]	Other[2]	Total
Dean W. Withers	$945,000	$17,100	962,100

Larry A. Caplinger	645,000	17,100	662,100

Neil W. Hayslett	750,000	17,100	767,100
1This amount represents the greater of three times the employee's base pay at the date of the Change in Control or his base pay at the date of his Covered Termination. The Severance Plan Benefit shall be paid at the same time and in the same manner as the employer's regular payroll payments rather than as a lump sum payment. Notwithstanding anything contained in the Plan, the payments and benefits under the plan will be reduced to the extent necessary so that no payment shall be subject to excise tax under Section 4999 of the Internal Revenue Code.
2This amount includes the continuation of the availability of health care benefits arising from a Covered Termination during the employee's 36-month severance pay period. The value to the executive officer of the automobile purchase option contained in the severance plan cannot be determined as it will vary depending on the timing of the event, the book value of the vehicle and the fair market value of the vehicle.

There are no other severance payments except as outlined above in the plan.

Summary of Compensation Policies

Overview. This section provides information regarding the compensation program in place for Dean Withers, Chief Executive Officer, Neil Hayslett, Chief Administrative Officer and Larry Caplinger, Chief Lending Officer, collectively referred to as our "named executive officers." This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

The independent members of our Board of Directors administer the Company's executive compensation program based on the recommendations of the Bank's Compensation Committee, which the Company's independent directors review and approve.

General Compensation Objectives. Our overall objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and to increase shareholder value. We recognize the need to implement sound principles that enhance our ability to develop and administer compensation and benefit programs. To this end, we follow certain procedures, including the following:

	Purchasing survey information related to other Virginia banks of similar size as prepared by the Virginia Bankers Association;
	Obtaining from FIG Partners, LLC a report of peer banks in Virginia and adjoining states that met certain asset and performance characteristics (the "peer group").

We rely upon our judgment in making sound compensation decisions, after reviewing the performance of the Company and carefully evaluating the executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executive officers include:

	Financial measures such as net profit, return on equity (ROE), return on assets (ROA) and efficiency ratio relative to the peer group;
	Strategic objectives such as the establishment of new branch offices;
	Launching new or improving existing products that help us reach our goals of being a market leader and to attract and retain customers;
	Achievement of specific operational goals for the company, including improved productivity, risk management or portfolio management goals;
	Achieving excellence in their organizational structure and among their employees;
	Supporting our corporate values by promoting integrity through compliance with laws and regulations.

We generally do not strive for rigid formulas or react to short term changes in business performance in determining the amount or mix of compensation and benefits. The mix of compensation elements is based on the review of the factors outlined above in order to provide the executive with a combination of salary, non-equity incentives and long-term compensation commensurate with responsibilities and competitive with other banks of similar size and characteristics. While we consider the compensation paid by other banks in the benchmarking report and salary survey, we do not attempt to maintain a certain target percentile within these peer groups.

Base Salaries.  Our policy is to provide salaries that we believe are necessary to attract and retain qualified executives. The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to the Company's goals and objectives. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance and level of pay compared to industry peers as contained in the previously mentioned salary survey and benchmarking report. With regard to named executives' compensation, we exclude both Mr. Withers and Mr. Caplinger from discussion of their compensation and rely on the benchmarking report and other survey information.

Executive Incentive Plan. In June 2015, the Board of Directors adopted a cash Executive Incentive Plan (the "EIP" or "Plan") to reward certain executive officers for achieving performance goals. The duration of the EIP is indefinite, and may be amended or terminated by the Board at any time. Participation is limited to those employees selected by the Compensation Committee of the Board each year. Dean W. Withers, Larry A. Caplinger and Neil W. Hayslett were selected to participate in the EIP along with certain other employees in 2016.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and EIP Participants, based on such criteria as may be recommended by the Compensation Committee, and the award formula by which all incentive awards under the EIP are calculated. Participants are entitled to a cash distribution under the Plan if, upon the approval of the Board, the EIP award is earned as a result of the attainment of the Plan performance objectives and the participant is employed as of the last day of the Plan year. Awards shall be paid in the year following the performance period, once full year earnings have been calculated.

The Company has the right to recover compensation that, in its sole discretion, was unjustly paid to an employee under the Plan. Under the EIP, the Board reserves the right to withhold or adjust individual awards. The Board did not exercise its discretion to withhold rewards for 2016.

In February 2017, the Company paid awards under the Plan to Dean W. Withers, Larry A. Caplinger and Neil W. Hayslett. The awards were based on the attainment of the Company's financial performance goals including ROA, ROE, Core Operating Earnings, Efficiency Ratio and Asset Quality, as well as attainment of individual goals for each participant. These amounts are disclosed as Non-Equity Incentive Plan Compensation for 2016 and 2015 in the Summary Compensation Table above.

Retirement Benefits. An important retention tool is the Company's various retirement plans. We balance the effectiveness of these plans as a compensation and retention tool with the cost to the Company of providing them.

Pension Plan. The Company has a noncontributory pension plan that covers all full-time employees hired prior to April 1, 2012, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be determined based on a participant's credited service, earnings and the benefit formula as described in the plan's adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan's adoption agreement).

Deferred Compensation Plan. Our deferred compensation plan allows certain employees, including the executive officers, to defer receipt of salary and or bonus payments. The initial decision to create the deferred compensation plan included an evaluation of our total benefits package for our senior management team, compared to the benefits package available to all employees and to other comparable companies. The plan was created as a means of attracting and retaining qualified members of the management team. At the present time, participation in the plan is limited to our senior management team, consisting of eleven employees, including the five executive officers. Deferred amounts are deposited in separate accounts and are credited with earnings or losses based on the rate of return of mutual funds selected by the plan participants. Distributions are paid either upon termination or returned at a specific date in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of salary and bonus payments.

Each year we consider whether to make a discretionary Company contribution to the plan for the benefit of the participants, including the executive officers. Contributions to the plan are based on a number of factors including an evaluation of overall bank performance and an evaluation of the total contributions to the bank's other retirement plans, including the ESOP and 401(k) plans. This contribution is shared on a pro-rated basis by the participants in the plan based on each participant's salary as a percentage of the total salaries of the participants in the plan. For 2016 and 2015, the total contributions to the plan were $125,000 and $110,000, respectively.

401(K) Savings Plan. Employees, including the executive officers, may contribute up to 97% of regular earnings on a before-tax basis into their Savings Plan (subject to IRS limits). We match dollar for dollar the first 1% of compensation that an employee contributes. Then we match one dollar for each two dollars the employee contributes up to 6% of compensation. Amounts held in the Savings Plan accounts may not be withdrawn prior to the employee's termination of employment (subject to certain exceptions as directed by the IRS).

The Savings Plan limits the "annual additions" that can be made to an employee's account to $44,000 per year. "Annual additions" include our matching contributions, before-tax contributions made by our employee under Section 401(k) of the Internal Revenue Code and employee after-tax contributions. Of those annual additions, the current maximum before-tax contribution is $18,000 per year. Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $18,000 general limitation on before-tax contributions, catch-up contributions of up to $6,000 per year. The Company's matching contribution for each of the named executive officers is contained in the Summary Compensation Table.

Employee Stock Ownership Plan (ESOP). This plan is a long-term incentive for our employees that promotes the achievement of goals which create value for our shareholders. This noncontributory plan covers all eligible full and part time employees, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). An employee becomes a participant in the plan as of October 1st of the plan year in which the employee completes one full year of service. A participant who terminates employment with three or more years of vesting service will be vested in their benefit. Cash dividends paid by the Company are passed through to the participants on an annual basis. In 2016 and 2015, the Company contributed $407,240 and $300,000, respectively, to the plan. All eligible full time employees, including the executive officers, share in this contribution on a pro-rated basis based on each participant's eligible compensation as a percentage of the total eligible compensation of all the participants in the plan. The allocation to each of the executive officers is contained in the Summary Compensation Table.

Certain Relationships and Related Transactions

The Company's directors and officers, and other corporations, business organizations, and persons with whom some of the Company's directors and officers are associated, had loan transactions at December 31, 2016 with the Bank totaling approximately $7,486,387 or about 8.74% of average shareholders' equity and had loan transactions at December 31, 2015 totaling approximately $7,180,104 or about 8.92% of average shareholders' equity. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

In February 2007, the Board approved the Loan Credit Policy which includes guidelines as contained in Regulation O with regard to extensions of credit to executive officers, directors and principal shareholders. All such requests are presented to the full Board of Directors for approval. Under the policy, no executive officer, board member or principal shareholder may participate in the review of a transaction in which such member has an interest.

We have not adopted a formal policy that covers the review and approval of other related person transactions by our Board of Directors.  The Board, however, does review all such transactions that are proposed to it for approval.  During such a review, the Board will consider, among other things, the related person's relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person's relationship to the transaction and any other material information.  Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

General

Yount, Hyde & Barbour, P.C. ("YHB") served as the independent registered public accounting firm for the year ended December 31, 2016, and has been appointed by the Audit Committee to serve as the Company's independent registered public accounting firm for the year ending December 31, 2017.  YHB was approved by the Audit Committee and engaged as the Company's independent registered public accounting firm for 2016 on October 12, 2016.

The Board of Directors is requesting that the shareholders ratify the appointment of YHB as the independent registered public accounting firm for the fiscal year ending December 31, 2017.  A representative of YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

Change in Accountants

Elliott Davis Decosimo, LLC ("Elliott Davis") served as the independent registered public accounting firm for the fiscal year ended December 31, 2015.  On October 12, 2016, the Company decided that Elliott Davis would be dismissed as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The decision to change the Company's independent registered public accounting firm was approved by the Company's Audit Committee.

The audit reports of Elliott Davis on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014 and from January 1, 2016 through October 12, 2016, (i) there were no disagreements with Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Elliott Davis's satisfaction, would have caused Elliott Davis to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Elliott Davis with a copy of this Current Report on Form 8-K prior to its filing with the SEC. The Company requested that Elliott Davis furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Elliott Davis's letter dated October 14, 2016 is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed October 17, 2016.

In addition, during the two most recent fiscal years ended December 31, 2015 and 2014 and from January 1, 2016 through October 12, 2016, neither the Company nor anyone on its behalf consulted YHB regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that YHB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the two most recent fiscal years ended December 31, 2015 and 2014 and from January 1, 2016 through October 12, 2016, neither the Company nor anyone on its behalf consulted YHB regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Vote Required

A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

The Board recommends a vote "FOR" Proposal Two.

AUDIT INFORMATION

Audit Committee

The Audit Committee operates under a written charter that the Board has adopted. The five members of the Audit Committee are independent as that term is defined in Securities and Exchange Commission regulations and Nasdaq's listing standards.

Fees of Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. and Elliott Davis Decosimo, LLC for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $55,500 for 2016 by Yount, Hyde & Barbour, P.C. and $15,000 for 2016 by Elliott Davis Decosimo, LLC and $71,450 for 2015 by Elliott Davis Decosimo, LLC.

Audit Related Fees

The aggregate fees billed by Elliott Davis Decosimo, LLC for audit related services were $21,200 in 2016 and $20,100 in 2015. For both years, the fees consisted of audits of the Bank's benefit plans.

Tax Fees

There were no fees billed by Yount, Hyde & Barbour, P.C. or Elliott Davis Decosimo, LLC for such services for the fiscal years ended December 31, 2016 and 2015.

All Other Fees

There were no fees billed by Yount, Hyde & Barbour, P.C. or Elliott Davis Decosimo, LLC for any other services rendered to the Company for the fiscal years ended December 31, 2016 and 2015.

Pre-Approval Policies

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Elliott Davis Decosimo, LLC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for establishing and maintaining the Company's internal controls over financial reporting, the preparation, presentation and integrity of the Company's consolidated financial statements and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has met and had discussions with management and Yount Hyde & Barbour, P.C., the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2016 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm's responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, and standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Auditing Standard No. 16, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the PCAOB regarding Yount, Hyde & Barbour, P.C.'s communications with the Audit Committee and discussed with Yount, Hyde & Barbour, P.C. the firm's independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Audit Committee
Ellen R. Fitzwater
Daniel J. Harshman
Christopher S. Runion
Ronald E. Wampler

PROPOSAL THREE

ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and regulations promulgated thereunder require the Company to conduct a separate shareholder vote to approve the compensation of named executive officers commonly known as "say on pay", as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"). The Dodd-Frank Act further provides that this shareholder vote shall not be binding on the issuer or board of directors of an issuer.

The above-referenced provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

"RESOLVED, that the shareholders approve the compensation of the named executive officers of the Company as set forth under the heading "Executive Compensation" in the Company's 2017 Proxy Statement, including the compensation tables, narrative discussion and related material."

Because your vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee of the Bank will take into account the voting results when considering future executive compensation arrangements.

A majority of the votes cast by holders of common stock is required to approve the non-binding vote on the compensation of the named executive officers.

The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the resolution.

SHAREHOLDER PROPOSALS

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2018 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than December 14, 2017, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company anticipates holding the 2018 annual meeting of shareholders on May 12, 2018.

The Company's Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2018 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2018 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2018 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2018 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 12, 2018 for the 2018 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 13, 2018 and no earlier than February 11, 2018.

By Order of the Board of Directors

/s/ Larry A. Caplinger
Larry A. Caplinger
April 13, 2017	Secretary

F&M Bank

F & M BANK CORP.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors for three-year terms to expire in 2020:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John N. Crist   02 Daniel J. Harshman   03 Dean W. Withers

		For	Against	Abstain
2	RATIFICATION OF APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.	☐	☐	☐
3	APPROVAL,IN AN ADVISORY(NON-BINDING)VOTE, OF THE NAMED EXECUTIVE OFFICERS' EXECUTIVE COMPENSATION DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐

NOTE: IN THEIR DISCRETION,THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000327267_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com

F & M BANK CORP.
Annual Meeting of Shareholders
May 13, 2017 5:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ellen R. Fitzwater, Richard S. Myers and Ronald E. Wampler, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held May 13, 2017 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 8, 2017.

The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000327267_2 R1.0.1.15